  Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCANA CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0784499
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

SOUTH CAROLINA ELECTRIC & GAS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	57-0248695
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1426 Main Street
Columbia, South Carolina 29201
(803) 217-9000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Francis P. Mood, Jr., Esq.
Senior Vice President and General Counsel
1426 Main Street
Columbia, South Carolina 29201
(803) 217-8634
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With copies to:

John W. Currie, Esq.	James J. Wheaton, Esq.
McNair Law Firm, P.A.	Troutman Sanders LLP
1301 Gervais Street - 17th Floor	222 Central Park Avenue, Suite 2000
Columbia, SC 29201	Virginia Beach, VA 23462
(803) 799-9800	(757) 687-7500

Approximate date of commencement of proposed sale to the public:  After the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price (1) (2) (3)	Amount of registration fee (4)

SCANA Corporation Medium Term Notes Common Stock South Carolina Electric & Gas Company First Mortgage Bonds Preferred Stock

(1) Not applicable pursuant to Form S-3 General Instruction II.E.
(2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
    (3)   Exclusive of accrued interest, distributions and dividends, if any.

(4)   In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee, except for $77,053, consisting of (a) $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of medium term notes and common stock that were previously registered pursuant to SCANA Corporation's Registration Statement No. 333-127370 filed on August 10, 2005, and were not sold thereunder and (b) $18,203 that has already been paid with respect to $225,000,000 aggregate initial offering price of first mortgage bonds that were previously registered pursuant to South Carolina Electric & Gas Company's Registration Statement No. 333-108760 filed on September 12, 2003, and were not sold thereunder.

                SCANA Corporation
                South Carolina Electric & Gas Company
                1426 Main Street
                Columbia, South Carolina 29201
                (803) 217-9000

SCANA CORPORATION

Medium Term Notes and Common Stock

SOUTH CAROLINA ELECTRIC & GAS COMPANY

First Mortgage Bonds and Preferred Stock

PROSPECTUS

This prospectus contains summaries of the general terms of Medium Term Notes (the "Notes") and Common Stock (the "Common Stock") to be issued by SCANA Corporation ("SCANA") and First Mortgage Bonds (the "New Bonds") and Preferred Stock (the "Preferred Stock") to be issued by South Carolina Electric & Gas Company ("SCE&G").  You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable pricing supplement (with respect to an offering of the Notes) or prospectus supplement (with respect to offerings of the Common Stock, the New Bonds or the Preferred Stock) carefully before you invest.

The Common Stock is listed on The New York Stock Exchange under the symbol "SCG."  Unless otherwise indicated in a pricing or prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Investing in these securities involves risks.  See "Risk Factors" beginning on page       herein to read about certain factors you should consider before buying these securities.

We urge you to carefully read this prospectus and the applicable pricing or prospectus supplement, which will describe the specific terms of the offering, before you make your investment decision.

A pricing or prospectus supplement will name any agents or underwriters involved in the sale of these securities and will describe any compensation not described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any pricing or prospectus supplement.   Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2007.

Table of Contents

Page

About this Prospectus
Cautionary Statement Regarding Forward-Looking Information
Where You Can Find More Information
The Registrants
Risk Factors
Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preference Security Dividends
Use of Proceeds
Description of the Medium Term Notes
Description of the Common Stock
Description of the First Mortgage Bonds
Description of the Preferred Stock
Book-Entry System
Plan of Distribution
Experts
Validity of the Securities

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any or all of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of these securities.  Each time we sell securities, we will provide a pricing or prospectus supplement that will contain specific information about the terms of that offering.  The pricing or prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and the relevant pricing or prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

As used in this prospectus, "SCANA" or the "Company" refers to SCANA Corporation and "SCE&G" refers to South Carolina Electric & Gas Company.  The terms "we," "us" and "our" refer to SCANA when discussing the securities to be issued by SCANA, SCE&G when discussing the securities to be issued by SCE&G, and collectively to SCANA and SCE&G where the context requires.

Cautionary Statement Regarding Forward-Looking Information

Statements included in this prospectus, any pricing or prospectus supplement and the documents incorporated by reference herein which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue," or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following:

(1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment;

(2) regulatory actions, particularly changes in rate regulation and environmental regulations;

(3) current and future litigation;

(4) changes in the economy, especially in areas served by SCANA and its subsidiaries;

(5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets;

(6) growth opportunities for SCANA's regulated and diversified subsidiaries;

(7) the results of financing efforts;

(8) changes in SCANA's or its subsidiaries' accounting rules and accounting policies;

(9) weather conditions, especially in areas served by SCANA's subsidiaries;

(10) payment by counterparties as and when due;

(11) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity;
       the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power;

(12) performance of the Company's pension plan assets;

(13) inflation;

(14) compliance with regulations; and

(15) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or its subsidiaries with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. You may also read our SEC filings at The New York Stock Exchange offices at 20 Broad Street, New York, New York 10005.

This prospectus does not repeat important information that you can find elsewhere in the registration statement and in the reports and other documents which we file with the SEC under the Exchange Act.  The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information.  Each registrant incorporates by reference the documents listed below related to such registrant and all future filings (other than information in such documents that is deemed not to be filed) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated.

SCANA

•	Annual Report on Form 10-K for the year ended December 31, 2006,

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, and June 30, 2007,

•	Current Reports on Form 8-K filed February 9, 2007 and February 22, 2007, and

•	the description of the Common Stock contained in SCANA's Registration Statement under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.

SCE&G

•	Annual Report on Form 10-K for the year ended December 31, 2006,

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, and June 30, 2007, and

•	Current Reports on Form 8-K filed February 9, 2007, March 15, 2007, May 23, 2007 and June 26, 2007.

You may request a copy of our SEC filings at no cost by writing or telephoning us at the following address:

Bryan D. Hatchell
SCANA Corporation
Columbia, South Carolina 29218
(803) 217-7458

You may obtain more information by contacting our Internet website, at http://www.scana.com (which is not intended to be an active hyperlink).  The information on our Internet website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

You should rely only on the information we incorporate by reference or provide in this prospectus or any pricing or prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any pricing or prospectus supplement is accurate as of any date other than the date on the front of those documents.

The Registrants

SCANA

SCANA is an energy-based holding company which, through its subsidiaries, engages principally in electric and natural gas utility operations and other energy-related businesses.  Through its subsidiaries, the Company serves more than 630,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia.

SCANA is a South Carolina corporation with general business powers, and was incorporated on October 10, 1984.  SCANA's principal executive office is located at 1426 Main Street, Columbia, South Carolina 29201, telephone (803) 217-9000, and its mailing address is Columbia, South Carolina 29218.

Regulated Utilities

The Company operates its regulated utility businesses in North Carolina and South Carolina through wholly-owned subsidiaries.  These regulated businesses continue to be the foundation of the Company's operations and are conducted in an environment supported by growing service territories and favorable regulatory treatment.  The Company is allowed, subject to state commission approval during annual fuel and purchased gas cost hearings, full pass-through to retail customers of its electric fuel and natural gas costs.  This approval has historically been granted.  There is also a weather normalization clause in effect for the Company's natural gas customers of North Carolina and South Carolina.  These measures mitigate the Company's commodity price risk and allows it to focus its efforts on serving its customers. The following is a discussion of the Company's principal regulated utility subsidiaries other than SCE&G, which is described below under the heading "SCE&G."

Public Service Company of North Carolina, Incorporated ("PSNC Energy").  PSNC Energy is a public utility engaged primarily in purchasing, selling, transporting and distributing natural gas to approximately 439,000 residential, commercial and industrial customers in North Carolina.  PSNC Energy’s franchised service area includes 28 counties covering approximately 12,000 square miles of North Carolina.

PSNC Energy is regulated by the North Carolina Utilities Commission ("NCUC").  PSNC Energy’s rates are established using a benchmark cost of gas approved by the NCUC, which may be modified periodically to reflect changes in the market price of natural gas and changes in the rates charged by PSNC Energy’s pipeline transporters.  The NCUC reviews PSNC Energy’s gas purchasing practices and prices each year.

Carolina Gas Transmission Corporation ("CGTC").  CGTC operates as an open access, transportation-only interstate pipeline company and is regulated by the Federal Energy Regulatory Commission.

CGTC transports natural gas in southeastern Georgia and in South Carolina and has interconnections with Southern Natural Gas Company ("Southern Natural") at Port Wentworth, Georgia and with Southern LNG, Inc. at Elba Island, near Savannah, Georgia.  CGTC also has interconnections with Southern Natural in Aiken County, South Carolina, and with Transcontinental Gas Pipeline Corporation ("Transco") in Cherokee and Spartanburg counties, South Carolina.  CGTC’s customers include SCE&G (which uses natural gas for electricity generation and for gas distribution to retail customers), SCANA Energy Marketing, Inc. (which markets natural gas to industrial and sale for resale customers, primarily in the Southeast), other natural gas utilities, municipalities and county gas authorities, and industrial customers primarily engaged in the manufacturing or processing of ceramics, paper, metal, food and textiles.

Principal Nonregulated Business

SCANA Energy Marketing, Inc.  SCANA Energy Marketing, Inc. markets natural gas primarily in the southeastern United States, and provides energy-related risk management services to producers and customers.  A division of SCANA Energy Marketing, Inc., SCANA Energy, markets natural gas in Georgia’s deregulated natural gas market.  At June 30, 2007, SCANA Energy had more than 475,000 natural gas customers in the deregulated Georgia market and serves as Georgia's regulated provider under a contract with the Georgia Public Service Commission.  SCANA Energy is the second-largest marketer in Georgia’s non-regulated retail gas market.  SCANA Energy faces significant competition in the Georgia natural gas market.

SCE&G

SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity and the purchase, sale and transportation, primarily at retail, of natural gas in South Carolina.  SCE&G’s electric service area extends into 24 counties covering more than 17,000 square miles of the central, southern and southwestern portions of South Carolina.  SCE&G’s service area for natural gas encompasses more than 23,000 square miles in all or part of 35 of South Carolina’s 46 counties.  The total population of the counties representing SCE&G’s combined service area is more than 3.0 million.  SCE&G's principal executive office is located at 1426 Main Street, Columbia, South Carolina 29201, telephone (803) 217-9000, and its mailing address is Columbia, South Carolina 29218.

SCE&G provides all of its electric generation capacity through its own facilities and through the purchase of all of the electric generation of Williams Station, which is owned by South Carolina Generating Company, Inc. ("GENCO"), a wholly owned subsidiary of SCANA.  SCE&G maintains a balanced supply and demand position as it relates to electric generation.

SCE&G also operates and has a two-thirds interest in V. C. Summer Nuclear Station in South Carolina.  This station furnished approximately 19% of SCE&G’s electric generating capacity in 2006.

The information above concerning us and our subsidiaries is only a summary and does not purport to be comprehensive.  For additional information concerning us and our subsidiaries, you should refer to the information described in "Where You Can Find More Information."

Risk Factors

Investing in our securities involves a significant degree of risk.  In deciding whether to invest in our securities, you should carefully consider those risk factors included in Item 1A, Risk Factors, of our most recent annual reports on Form 10-K, as supplemented by our quarterly reports after such annual report on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable pricing or prospectus supplement, together with all of the other information presented in this prospectus, any pricing or prospectus supplement and the documents we have incorporated by reference.  Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preference Security Dividends 1

Our historical ratios of earnings to fixed charges and to combined fixed charges and preference security dividends to earnings are as follows:

	Six Months Ended June 30,	Twelve Months Ended June 30,	Year Ended December 31,
	2007	2007	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges
SCANA[2]	2.68	2.78	2.94	2.19	2.65	2.82	0.53
SCE&G	2.63	3.09	3.32	2.26	3.40	3.25	3.39
Ratio of Earnings to Combined Fixed Charges and Preference Dividends
SCE&G	2.44	2.87	3.08	2.10	3.15	3.01	3.13

[1]
For purposes of these ratios, earnings represent pre-tax income from continuing operations plus fixed charges and distributed income from equity investees, less preferred stock dividend requirements.  Fixed charges represent interest charges, preferred security dividend requirements and the estimated interest portion of annual rentals.  Preference security dividends represent pre-tax earnings that are required to pay the dividends on SCE&G’s outstanding preferred stock.

[2]
The decrease in the ratio of earnings to fixed charges for 2002 reflects a $230 million impairment charge related to the acquisition adjustment associated with PSNC Energy, and the recording of impairments on SCANA’s investments in certain telecommunications securities.  An additional $106.8 million in income before income taxes would have been needed to obtain a ratio of 1.0 for 2002.

Use of Proceeds

Unless we state otherwise in a pricing or prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for financing capital expenditures, for refunding, redeeming or retiring debt and preferred stock and for other general corporate purposes. Pending application of the net proceeds for specific purposes, we may invest the proceeds in short-term or marketable securities.

Description of the Medium Term Notes

General

SCANA will issue the Notes under an Indenture dated as of November 1, 1989 (the "Note Indenture") between SCANA and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), as trustee (the "Note Trustee").  A copy of the Note Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information in this heading "Description of the Medium Term Notes" briefly outlines some of the provisions of the Note Indenture.  Please review the Note Indenture that we filed with the SEC for a full statement of those provisions.  See "Where You Can Find More Information" on how to obtain a copy of the Note Indenture.  You may also review the Note Indenture at the Note Trustee's offices at 101 Barclay Street 8W, New York, New York 10286.

Capitalized terms used and defined under this heading "Description of the Medium Term Notes" have the meanings given such terms as defined herein.  Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings given those terms in the Note Indenture. The summaries under this heading "Description of the Medium Term Notes" are not detailed.  Whenever particular provisions of the Note Indenture or terms defined in the Note Indenture are referred to, those statements are qualified by reference to the Note Indenture.  References to article and section numbers under this heading "Description of the Medium Term Notes," unless otherwise indicated, are references to article and section numbers of the Note Indenture.

The Notes and all other debentures, notes or other evidences of indebtedness issued under the Note Indenture will be unsecured and will in all respects be equally and ratably entitled to the benefits of the Note Indenture, without preference, priority or distinction, and will rank equally with all other unsecured and unsubordinated indebtedness of SCANA.  The Note Indenture does not limit the amount of debt securities that can be issued thereunder, and we may issue Notes in one or more series.  The Note Indenture also allows us to "reopen" any series of debt securities (including any series of Notes)  by issuing additional debt securities of that series, if permitted by the terms of that series.

Each pricing supplement which accompanies this prospectus in connection with an offering of Notes will set forth some or all of the following information to describe a particular series of Notes:

•	any limit upon the aggregate principal amount of the Notes;

•	the date or dates on which the principal of the Notes will be payable;

•
the rate or rates at which the Notes will bear interest, if any (or the method of calculating the rate); the date or dates from which the interest will accrue; the date or dates on which the interest will be payable ("Interest Payment Dates"); the record dates for the interest payable on the Interest Payment Dates; and the basis upon which interest will be calculated if other than of a 360-day year of twelve 30-day months;

•	any option on the part of us or the holders thereof to redeem the Notes and redemption terms and conditions;

•
any obligation on our part to redeem or purchase the Notes in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

•	the denominations of the Notes;

•	whether the Notes are subject to a book-entry system of transfers and payments; and

•	any other particular terms of the Notes and of their offering. (Section 301)

Payment of Notes; Transfers; Exchanges

Unless otherwise provided in a pricing supplement, we will pay any interest due on each Note to the person in whose name that Note is registered as of the close of business on the record date relating to each Interest Payment Date.  However, we will pay interest when the Notes mature (whether the Notes mature on their stated date of maturity, the date the Notes are redeemed or otherwise) to the person to whom the principal payment on the Notes is paid. If there is a default in the payment of interest on the Notes, we may either (1) choose a special record date and pay the holders of the Notes at the close of business on that date, or (2) pay the holders of the Notes in any other lawful manner, all as more fully described in the Note Indenture. (Section 307)

We will pay principal of, and any premium and interest due on, the Notes at maturity or upon earlier redemption or repayment of a Note upon surrender of that Note at the office of the paying agent (currently, the Note Trustee in New York, New York). (Sections 307, 308 and 1105) The applicable pricing supplement identifies any other place of payment and any other paying agent.  We may change the place at which the Notes will be payable, may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (Section 1002)  Further, if we provide money to a paying agent to be used to make payments of principal of, premium (if any) or interest on any Note and that money has not rightfully been claimed two years after the applicable principal, premium or interest payment is due, then we may instruct the paying agent to remit that money to us, and any holder of a Note seeking those payments may thereafter look only to us for that money.  (Section 1003)

Except as provided in the following sentence or in a pricing supplement, if principal of or premium (if any) or interest on the Notes is payable on a day which is not a Business Day, payment thereof will be postponed to the next Business Day, and no additional interest will accrue as a result of the delayed payment.  However, for LIBOR Rate Notes, if the next Business Day is in the next calendar month, interest will be paid on the preceding Business Day and interest shall accrue through the date immediately preceding the date of payment for regularly scheduled interest payment dates (other than the maturity date). (Section 114)

"Business Day"  means any day other than a Saturday or Sunday that (1) is not a day on which banking institutions in Washington, D.C., or in New York, New York, are authorized or obligated by law or executive order to be closed, and (2) with respect to LIBOR Rate Notes only, is a day on which dealings in deposits in U. S. dollars are transacted in the London interbank market.

The "record date" will be 15 calendar days prior to each Interest Payment Date, whether or not that day is a Business Day, unless otherwise indicated in this prospectus or in the applicable pricing supplement.

All percentages resulting from any calculation of Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) being rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

You may transfer or exchange the Notes for other Notes of the same series, in authorized denominations (which are, unless otherwise stated in the pricing supplement, denominations of $1,000 and any integral multiple thereof), and of like aggregate principal amount, at our office or agency in New York, New York (currently, the Note Trustee).  At our discretion, we may change the place for registration and transfer of the Notes, and we may appoint one or more additional security registrars and remove any security registrar.  The pricing supplement will identify any additional place for registration of transfer and any additional security registrar.  You are not responsible for paying a service charge for any transfer or exchange of the Notes, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes.  (Sections 305 and 1004).

For additional information with respect to the rights of the owners of beneficial interests in Notes subject to a book-entry system of transfers and payments, see "Book-Entry System."

Interest Rates Payable on Notes

We have provided a glossary at the end of this heading to define the capitalized words used in discussing the interest rates payable on the Notes. Whenever we refer to time in this section, we mean the time as in effect in New York, New York, unless otherwise specified.

The interest rate on the Notes will either be fixed or floating.

Fixed Rate Notes

If we issue Notes that bear interest at a fixed rate (the "Fixed Rate Notes"), the applicable pricing supplement will designate the fixed rate of interest payable on the Notes.  Unless otherwise set forth in the applicable pricing supplement:

•	Interest on Fixed Rate Notes will be payable semi-annually each April 1 and October 1 and at maturity or upon earlier redemption or repayment.

•
Record dates for Fixed Rate Notes will be March 15 (for interest to be paid on April 1) and September 15 (for interest to be paid on October 1). Interest payments will be the amount of interest accrued to, but excluding, each April 1 and October 1.

•	Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

General.  Each Note that bears interest at a floating rate (the "Floating Rate Notes") will have an interest rate formula which may be based on one of the following base rates, as determined by the applicable pricing supplement:

•	the commercial paper rate (the "Commercial Paper Rate Note");

•	LIBOR (the "LIBOR Rate Note");

•	the treasury rate (the "Treasury Rate Note"); or

•	any other base rate specified in the applicable pricing supplement.

The applicable pricing supplement will also indicate the Spread and/or Spread Multiplier, if any.  The interest rates applicable to the Floating Rate Notes will be equal to one of the base rates, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  Any Floating Rate Note may have either or both of the following:

•	a maximum numerical interest rate limitation, or ceiling, on the rate of interest that accrues during any interest period; and

•	a minimum numerical interest rate limitation, or floor, on the rate of interest that accrues during any interest period.

In addition, the interest rate on a Floating Rate Note will never be higher than the maximum rate permitted by applicable law, including United States law of general application.

Date of Interest Rate Change.  The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually, annually or for any other period specified in the applicable pricing supplement.  The Interest Reset Date will be:

•	for Floating Rate Notes which reset daily, each Business Day;

•	for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week;

•	for Treasury Rate Notes that reset weekly, Tuesday of each week;

•	for Floating Rate Notes that reset monthly, the third Wednesday of each month;

•	for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

•	for Floating Rate Notes that reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement;

•	for Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement; and

•	for Floating Rate Notes which reset for other periods, the day of the week and month or months specified in the applicable pricing supplement.

The initial interest rate or interest rate formula on each Floating Rate Note effective until the first Interest Reset Date will be shown in a pricing supplement. Thereafter, the interest rate will be the rate determined on the next Interest Determination Date, as explained below. Each time a new interest rate is determined, it will become effective on the subsequent Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day.  However, in the case of a LIBOR Rate Note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.  Further, if an applicable auction of Treasury Bills (as defined herein) falls on a day that would otherwise be an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date will be the next Business Day.

When Interest Rate is Determined.  The Interest Determination Date for the Commercial Paper Rate (the "Commercial Paper Interest Determination Date") and for LIBOR (the "LIBOR Interest Determination Date") will be the second Business Day preceding each Interest Reset Date.  The Interest Determination Date for the Treasury Rate (the "Treasury Rate Interest Determination Date") will be the day on which Treasury Bills would normally be auctioned. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. However, the auction may be held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next week.

When Interest is Paid. Interest on Floating Rate Notes will be payable monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement. Except as provided below or in the pricing supplement, interest is paid as follows:

•	for Floating Rate Notes on which interest is payable monthly, the third Wednesday of each month;

•	for Floating Rate Notes on which interest is payable quarterly, the third Wednesday of March, June, September and December;

•	for Floating Rate Notes on which interest is payable semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement; and

•	for Floating Rate Notes on which interest is payable annually, the third Wednesday of the month specified in the applicable pricing supplement.

The interest payable for Floating Rate Notes (other than those Floating Rate Notes which reset daily or weekly) will be the amount of interest accrued (1) from and including the date the applicable Floating Rate Notes were issued or (2) from but excluding the last date for which interest has been paid, to but excluding the Interest Payment Date or maturity date, as applicable, for those Floating Rate Notes. For Floating Rate Notes which reset daily or weekly, the interest payable will be the amount of interest accrued (a) from and including the date the applicable Floating Rate Notes were issued, or (b) from but excluding the last date for which interest has been paid, to and including the day immediately preceding the applicable Interest Payment Date, other than the maturity date (for which interest is payable to but excluding the maturity date for those Floating Rate Notes).

The accrued interest for any period is calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor.  The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  The interest factor (expressed as a decimal) is computed by dividing the interest rate applicable to that date by 360, except for Treasury Rate Notes, for which it will be divided by the actual number of days in the year.

Calculation of Interest on Floating Rate Notes.  We will calculate or will appoint and enter into an agreement with a Calculation Agent (as defined herein) to calculate the interest rates on Floating Rate Notes.

"Calculation Date" means, unless otherwise specified in a pricing supplement, the tenth calendar day after an Interest Determination Date or, if the tenth day is not a Business Day, the next Business Day.  Unless otherwise provided in the applicable pricing supplement, The Bank of New York Trust Company, N.A., is the "Calculation Agent" for the Floating Rate Notes, and, upon request of any holder of a Floating Rate Note, will provide (1) the interest rate then in effect and (2) if available, the interest rate to be effective on the next Interest Reset Date for that Floating Rate Note.

Commercial Paper Rate Notes.  Each Commercial Paper Rate Note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in that Commercial Paper Rate Note and in the applicable pricing supplement.

"Commercial Paper Rate" means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper-Nonfinancial."

The following procedures will occur if the rate cannot be set as described above:

•
If the applicable rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield, on that Commercial Paper Rate Interest Determination Date, of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the heading "Commercial Paper - Non-Financial," or any successor heading.

•
If the applicable rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the average of the offered rates, as of approximately 11:00 A.M., New York City time, on that Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent for commercial paper of the applicable Index Maturity placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

•
If fewer than three dealers selected by the Calculation Agent are  quoting rates as set forth above, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate determined as of the immediately preceding Commercial Paper Rate Interest Determination Date.

LIBOR Rate Notes.  Each LIBOR Rate Note will bear interest at the rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified on the LIBOR Rate Note and in the applicable pricing supplement, determined by the Calculation Agent as follows:

The Calculation Agent will determine LIBOR as follows:

•
With respect to any LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, beginning on the second Business Day immediately after that date, that appears on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency ("Reuters Page LIBOR01")) as of 11:00 A.M., London time, on that date.

•	If no such rate appears on Reuters Page LIBOR01, LIBOR for that date will be determined as follows:

(a)       LIBOR will be determined based on the rates at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date at which deposits in the Designated LIBOR Currency having the applicable Index Maturity are offered by four major banks in the London interbank market to prime banks in the London interbank market selected by the Calculation Agent in a principal amount that is representative for a single transaction in that market at that time (a "Representative Amount").  The offered rates must begin on the second Business Day immediately after that LIBOR Interest Determination Date.

(b)       The Calculation Agent will request the principal London office of each of the four banks mentioned in (a) above to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR will equal the average of such quotations.

(c)       If fewer than two quotations are provided, LIBOR will equal the average of the rates quoted as of 11:00 A.M, in the applicable Principal Financial Center, on that date by three major banks in the applicable Principal Financial Center selected by the Calculation Agent.  The rates will be for loans in the Designated LIBOR Currency to leading European banks having the Index Maturity specified in the pricing supplement beginning on the second Business Day after that date and in a Representative Amount.

(d)         If the banks selected by the Calculation Agent are not quoting as mentioned in (c) above, the rate of interest in effect for the applicable period will be the same as the rate of interest in effect for the prior Interest Reset Period.

"Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including composite currency units), if any, designated in the applicable pricing supplement as the currency for which LIBOR will be calculated.  If no such currency is designated in the Floating Rate Notes and the applicable pricing supplement, the Designated LIBOR Currency shall be U.S. dollars.

Treasury Rate Notes.  Each Treasury Rate Note will bear interest at the rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified on the Treasury Rate Note and in the applicable pricing supplement.

"Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement on the display on Reuters on page USAUCTION 10 or USAUCTION 11 (or any other page as may replace page USAUCTION 10 or USAUCTION 11) under the heading "INVEST RATE."

The following procedures will occur if the rate cannot be set as described above:

•
If that rate is not published by 3:00 P.M., New York City time, on the applicable Calculation Date, the rate will be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury.

•
If the results of the auction of Treasury Bills having the applicable Index Maturity are not published or announced as described above by 3:00 P.M. on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent as follows:

(1)  The rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M. on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; and

(2)  If the dealers selected by the Calculation Agent are not quoting as mentioned in (1) above, the rate of interest in effect for the applicable period will be the rate of interest in effect for the prior interest reset period.

Redemptions

Redemption Elected by Us

As specified in the applicable pricing supplement, we may either (1) redeem the Notes or (2) not redeem the Notes, prior to their stated maturity.  If we can redeem the Notes, then the following terms will apply as specified in the applicable pricing supplement:

•	we may redeem all or some of the Notes at one time;

•	we may redeem Notes on any date or after the date specified as the "Initial Redemption Date" in the applicable pricing supplement; and

•	we may redeem Notes at the price specified in the applicable pricing supplement, together with accrued interest to the redemption date. (Section 1101)

If we redeem some or all of the Notes, the Note Trustee must notify you between 30 and 60 (or such shorter period specified in the applicable pricing supplement) days before the redemption date (by first-class mail, postage prepaid) that some or all of the Notes will be redeemed.  (Sections 106 and 1104) Further, if only a part of a Note is redeemed, then the holder of the unredeemed part of that Note will receive one or more new Notes.  (Section 1107) The Notes will not be subject to any sinking fund.  (Section 1201)

Redemption Elected by You

You may be able to instruct us to purchase the Note that you hold before that Note reaches its stated maturity date in accordance with the terms of the Note. (Section 1301)   To the extent that you have the right to ask us to purchase any Note, the applicable pricing supplement will specify the terms of that right, including (1) the date or dates on which that Note may be sold by you and (2) the price (plus accrued interest) that we must pay you for that Note.

To instruct us to purchase your Note, you must deliver to the paying agent (currently, the Note Trustee), between 30 and 45 days before the date on which the Note may be sold by you, the following items:

•	the Note;

•	the completed form entitled "Option to Elect Repayment" which will be printed on the reverse side of the Note; and

•
a fax or letter from (1) a member of a national securities exchange, (2) a member of the National Association of Securities Dealers, Inc. or (3) a U.S. commercial bank or trust company containing the following information:

    (a) your name;

    (b) the principal amount of the Note you wish to sell;

(c) the certificate number or a description of the tenor and terms of that Note;

(d) a statement that you are exercising your option to elect repayment of the Note you hold; and

(e) a guarantee that the Note and the completed form will be received by the paying agent within five Business Days after the date the fax or letter is received by the paying agent.

Once you tender the Note to be redeemed to the paying agent, you may not revoke your earlier election.  You may instruct us to purchase part of the Notes you hold, provided that the Notes you continue to hold after that redemption are outstanding in an authorized denomination of $1,000 and an integral multiple of $1,000.

If a series of Notes is held in book-entry form by DTC or its nominee, as more particularly described under the heading "Book-Entry System," only it (as the actual holder of the Notes) may instruct us to purchase those Notes. However, you, as the beneficial owner of the Notes, may direct the broker or other direct or indirect participant through which you hold an interest in the Notes to notify DTC of your desire to have your Notes purchased (which will in turn notify us according to the above-mentioned procedures).  Because different firms and brokers have different cut-off times for accepting instructions from their customers, you should consult your broker or other direct or indirect participant through which you hold an interest in the Notes to determine by when you must act, so that timely notice is delivered to DTC.

At any time, we may purchase the Notes or beneficial ownership interests in the Notes (if they are held in book-entry form) at any price in the open market or otherwise.  In our sole discretion, we may hold, resell or retire any Notes or beneficial ownership interests in those Notes that we purchase.

Defaults

The following are defaults under the Note Indenture with respect to debt securities issued under the Note Indenture:

(1)	We fail to make payment of principal and premium (if any) on the debt securities when due and payable at maturity,

(2)	We fail to make payment of any interest or any other amount when due and payable on the debt securities, and such default continues for a period of 30 days;

(3)	We fail to deposit any sinking fund payment when due and payable on the debt securities, and such default continues for a period of three Business Days;

(4)	We file for bankruptcy or certain other events involving insolvency,	receivership or bankruptcy occur;

(5)	We fail to perform certain covenants or agreements contained in the Note Indenture;

(6)	Either we or our principal subsidiaries (notably SCE&G and GENCO) fail to make payment on certain indebtedness or otherwise fail to perform under such indebtedness.

Certain of these events become defaults only after the lapse of prescribed periods of time and/or notice from the Note Trustee. (Section 501)

Upon the occurrence of a default under the Note Indenture, either the Note Trustee or the holder of at least 25% in principal amount of outstanding debt securities of the affected series may declare the principal of all outstanding debt securities of that series immediately due and payable.  However, if the default is cured, the holders of a majority in principal amount of outstanding debt securities of the affected series may rescind that declaration and annul the declaration and its consequences.  (Section 502)

The holders of a majority in principal amount of outstanding debt securities of the affected series may direct the time, method and place of conducting any proceeding for the enforcement of the Note Indenture.  (Section 512)

No holder of any debt security of any series has the right to institute any proceeding with respect to the Note Indenture unless:

•	the holder previously gave written notice of a continuing event of default relating to the debt securities of that series to the Note Trustee,

•
the holders of more than 25% in principal amount of outstanding debt securities of the affected series tender to the Note Trustee reasonable indemnity against costs and liabilities and request the Note Trustee to take action, and the Note Trustee declines to take action for 60 days after receipt of such request, and

•	the holders of a majority in principal amount of outstanding debt securities of the affected series give no inconsistent direction during such 60-day period;

provided, however, that each holder of a Note shall have the right to enforce payment of that Note when due.  (Sections 507 and 508)

The Note Trustee must notify the holders of the debt securities of any series within 90 days after a default has occurred with respect to those debt securities, unless that default has been cured or waived, provided, however, except in the case of default in the payment of principal of, premium (if any), or interest or other amount payable on any debt security, the Note Trustee may withhold the notice if it determines that it is in the interest of those holders to do so.  (Section 602)

We are required under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to furnish to the Note Trustee at least once every year a certificate as to our compliance with the conditions and covenants under the Note Indenture.  (Section 1005)

Covenants, Consolidation, Merger, Etc.

The Note Indenture provides that we will keep the property that we use in our business, or in the business of our subsidiaries, in good working order, and will improve it as necessary to properly conduct our business and that of our subsidiaries, as the case may be. (Section 1007) Except as described in the next paragraph, the Note Indenture provides that we will also maintain our corporate existence, rights and franchises and those of SCE&G and GENCO (collectively, our "Principal Subsidiaries"). (Section 1006)  However, we are not required to preserve (a) the corporate existence of any of our subsidiaries other than our Principal Subsidiaries or (b) any such right or franchise if we determine that its preservation is not desirable in the conduct of our business or the business of our subsidiaries, consolidated as a whole, or its loss is not disadvantageous in any material respect to the holders of the outstanding debt securities of any series.  (Section 1006)

The Note Indenture provides that we may, without the consent of the holders of the debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into another corporation, provided that (1) we are the continuing corporation, or, if not, the successor corporation assumes by a supplemental indenture our obligations under the Note Indenture and (2) immediately after giving effect to such transaction there will be no default in the performance of any such obligations.  (Section 801)

The Note Indenture provides that neither we nor our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any property of us or our subsidiaries without effectively providing that the debt securities of each series issued under the Note Indenture (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with those debt securities) are secured equally and ratably with (or prior to) such Debt so long as such Debt is so secured, except that this restriction will not apply to:

(1)          Mortgages to secure Debt issued under

•	the Indenture, dated April 1, 1993, between SCE&G and The Bank of New York Trust Company, N.A. (successor to NationsBank of Georgia, National Association),
•	the Indenture, dated January 1, 1945, between SCE&G and JPMorgan Chase Bank, N.A.,
•
the Mortgage and Security Agreement, dated August 21, 1992, between GENCO and The Prudential Insurance  Company  of America, as amended and restated by the Amended and Restated Mortgage and Security Agreement dated February 11, 2004, between GENCO and The Bank of New York Trust Company, N.A., as Collateral Agent, and

•	the Indenture of Mortgage, dated December 1, 1977, between CGTC and Citibank, N.A.,

each as amended and supplemented to date and as it may be hereafter amended and supplemented from time to time ("Existing Mortgages"), or any extension, renewal or replacement of any of them;

(2)           Mortgages affecting property of a corporation existing at the time it becomes our subsidiary or at the time it is merged into or consolidated with us or one of our subsidiaries;

(3)           Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 12 months after the acquisition for the purpose of financing all or part of the purchase price thereof;

(4)           Mortgages on any property to secure all or part of the cost of construction or improvements thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such construction or improvements;

(5)           Mortgages which secure only an indebtedness owing by one of our subsidiaries to us or to another of our subsidiaries;

(6)           certain Mortgages to government entities, including mortgages to secure debt incurred in pollution control or industrial revenue bond financings;

(7)           Mortgages required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

(8)           Mortgages to secure loans to us or to our subsidiaries maturing within 12 months from the creation thereof and made in the ordinary course of business;

(9)           Mortgages on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose;

(10)           Mortgages existing on the date of the Note Indenture;

(11)           "Excepted Encumbrances" and "Permitted Encumbrances" as such terms are defined in any of the Existing Mortgages;

(12)           certain Mortgages typically incurred in the ordinary course of business or arising from any litigation or any legal proceeding which is currently being contested in good faith; and

(13)           any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (2) through (12), which does not increase the amount of debt secured thereby at the time of the renewal, extension or modification.

Notwithstanding the foregoing, the Note Indenture provides that we and any or all of our subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt secured by Mortgages in an aggregate principal amount which (not including Debt permitted to be secured under clauses (1) to (13) inclusive above) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of us and our subsidiaries.  (Section 1009)

"Consolidated Net Tangible Assets" is defined as the total amount of assets appearing on the consolidated balance sheet of us and our subsidiaries subtracting, without duplication, the following:

•	reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes;

•	intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

•	appropriate adjustments on account of minority interests of other persons holding voting stock in any of our subsidiaries. (Section 101)

Modification, Waiver and Meetings

We may, without the consent of any holders of outstanding debt securities, enter into supplemental indentures for, including but not limited to, the following purposes:

•	to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Note Indenture,

•	to secure the debt securities,

•	to establish the form or terms of any series of debt securities, or

•	to make certain other modifications, generally of a ministerial or immaterial nature. (Section 901)

We may amend the Note Indenture for other purposes only with the consent of the holders of a majority in principal amount of each affected series of outstanding debt securities.  However, we may not amend the Note Indenture without the consent of the holder of each affected outstanding debt security for the following purposes:

•
to change the stated maturity or redemption date of the principal of, or any installment of interest on, any debt security or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any debt security;

•
to reduce the principal amount of any debt security which is an Original Issue Discount Security (as defined in the Note Indenture) that would be due upon a declaration of acceleration of that security's maturity;

•	to change the place or currency of any payment of principal of or any premium or interest on any debt security;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity or redemption date of that debt security;

•
to reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required to modify or amend the Note Indenture or to waive compliance with certain provisions of the Note Indenture, or reduce certain quorum or voting requirements of the Note Indenture; or

•
to modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify other provisions of the Note Indenture or waive any past default thereunder. (Section 902)

Except with respect to certain fundamental provisions, the holders of a majority in principal amount of outstanding debt securities of any series may waive past defaults with respect to that series and may waive our compliance with certain provisions of the Note Indenture with respect to that series.  (Sections 513 and 1010)

We, the Note Trustee or the holders of at least 10% in principal amount of the outstanding debt securities of the applicable series, may at any time call a meeting of the holders of debt securities of a particular series, and notice of that meeting will be given in accordance with "Notices" below.  (Section 1402)  Any resolution passed or decision taken at any meeting of holders of debt securities of a particular series duly held in accordance with the Note Indenture will be binding on all holders of debt securities of that series.  The quorum at any meeting called for the holders of debt securities of a particular series to adopt a resolution, and at any reconvened meeting, will be a majority in principal amount of the outstanding debt securities of that series.  (Section 1404)

Notices

Notices to holders of the Notes will be given by mail to the addresses of such holders as they appear in the security register.  (Section 106)

Defeasance

If we deposit with the Note Trustee, money or Federal Securities (as defined in the Note Indenture) sufficient to pay, when due, the principal, premium (if any) and interest due on the Notes, then we will be discharged from any and all obligations with respect to the Notes, except for certain continuing obligations to register the transfer or exchange of those debt securities, to maintain paying agencies and to hold moneys for payment in trust. (Section 401)

Our Relationship with the Note Trustee

The Note Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries.  The Note Trustee will be permitted to engage in other transactions with us and/or our subsidiaries; however, if the Note Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

Glossary

Set forth below are definitions of some of the terms used in this prospectus with respect to the Notes.

"H.15(519)" means the weekly statistical release designated as "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the Internet website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

"Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the Note on which the interest rate formula is based, as indicated in the applicable pricing supplement.

"Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (except in the case of LIBOR which is calculated on the related LIBOR Interest Determination Date). The Interest Determination Dates will be indicated in the applicable pricing supplement and in the Note.

"Interest Reset Date" means the date on which a Floating Rate Note will begin to bear interest at the rate determined on any Interest Determination Date. The Interest Reset Dates will be indicated in the applicable pricing supplement and in the Note.

"Money Market Yield" is the yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred-thousandth of a percentage point) calculated in accordance with the following formula:

D x 360 360 – (D x M)
Money Market Yield =		x 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

"Principal Financial Center" means the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such LIBOR Note, except that with respect to U.S. dollars, the Principal Financial Center shall be New York, New York.

"Reuters" means the Reuters Monitor Money Rates Service.

"Spread" means the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for a Floating Rate Note.

"Spread Multiplier" means the percentage specified in the applicable pricing supplement as being applicable to the interest rate for a Floating Rate Note.

Description of the Common Stock

General

The rights of shareholders of the Common Stock are currently governed by the South Carolina Business Corporation Act, and the restated articles of incorporation and bylaws of SCANA, copies of which restated articles of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The following summary describes the material rights of SCANA's shareholders.  The summaries under this heading are not detailed.  Whenever particular provisions of the restated articles of incorporation or bylaws of SCANA are referred to, those statements are qualified by reference to those restated articles of incorporation or bylaws.

Authorized Capital Stock:  Under the South Carolina Business Corporation Act, a corporation may not issue a greater number of shares than have been authorized by its articles of incorporation. The authorized capital stock of SCANA consists of 150,000,000 shares of SCANA common stock, no par value, and no shares of preferred stock. At the close of business on June 30, 2007, approximately 116,700,000 shares of our common stock were issued and outstanding, and not more than 7.5 million shares of our common stock were reserved for issuance pursuant to our benefit plans and the Investor Plus Plan.

Voting:  Holders of the Common Stock are entitled to one vote, in person or by proxy, for each share held on the applicable record date with respect to each matter submitted to a vote at a meeting of stockholders, and may not cumulate their votes.

Dividends:  Holders of the Common Stock are entitled to receive dividends as and when declared by our board of directors out of funds legally available therefor.

Liquidation Rights:  In the event we liquidate, dissolve or wind up our affairs, the holders of the Common Stock would be entitled to share ratably in all of our assets available for distribution to shareholders of our common stock remaining after payment in full of liabilities.

Preemptive Rights:  Holders of the Common Stock do not have preemptive rights to subscribe for additional shares when we offer for sale additional shares of our common stock.

Provisions Relating to Change in Control

Our restated articles of incorporation and bylaws contain provisions which could have the effect of delaying, deferring or preventing a change in control of SCANA. These provisions are summarized below.

Corporate Governance Provisions

SCANA's restated articles of incorporation provide that its board of directors is subdivided into three classes, with each class as nearly equal in number of directors as possible. Each class of directors serves for three years and one class is elected each year. SCANA currently has ten directors (in classes with terms expiring in 2008, 2009 and 2010). SCANA's restated articles of incorporation and bylaws provide that:

•  the authorized number of directors may range from a minimum of nine to a maximum of 20, as determined from time to time by the directors;

•  directors can be removed only (x) for cause or (y) otherwise by the affirmative vote of the holders of 80 percent of the shares of SCANA's stock who are entitled to vote; and

•  vacancies and newly created directorships on SCANA's board of directors can be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and any new director elected to fill a vacancy will serve until the next shareholders' meeting at which directors of any class are elected.

Anti-Takeover Provisions

Certain provisions of our restated articles of incorporation and bylaws of may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor.

SCANA's restated articles of incorporation require that certain corporate actions and fundamental transactions must be approved by the holders of 80 percent of the outstanding shares of its capital stock entitled to vote on the matter unless a majority of the members of its board of directors (other than members related to the potentially interested purchaser or other person attempting to take over our business) has approved the action or transaction, in which case the required shareholder approval will be the minimum approval required by applicable law.  The corporate actions or fundamental transactions that are subject to these provisions of SCANA's restated articles of incorporation are those corporate actions or transactions that require approval by shareholders under applicable law or its restated articles of incorporation, including certain amendments of its restated articles of incorporation or bylaws, certain transactions involving its merger, consolidation, liquidation, dissolution or winding up, certain sales or other dispositions of our assets or the assets of any of our subsidiaries, certain issuances (or reclassifications) of our securities or the securities of any of its subsidiaries or certain recapitalizations of transactions that have the effect of increasing the voting power of the potentially interested purchaser or other person attempting to take over its business.

Prevention of Greenmail

SCANA's restated articles of incorporation provide that it cannot purchase any of its outstanding common stock at a price it knows to be more than the market price from a person who is known to it to be the beneficial owner of more than three percent of its outstanding common stock and who has purchased or agreed to purchase any shares of its common stock within the most recent two-year period, without the approval of the holders of a majority of the outstanding shares of its common stock other than such person, unless SCANA offers to purchase any and all of the outstanding shares of common stock.

Description of the First Mortgage Bonds

General

SCE&G will issue the New Bonds in one or more series under an Indenture, dated as of April 1, 1993, between SCE&G and The Bank of New York Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as trustee (the  "Bond Trustee"), as supplemented (the "Mortgage").  The New Bonds and all other debt securities issued and outstanding under the Mortgage are referred to in this prospectus as the "Bonds." A copy of the Mortgage has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The information under this heading "Description of the First Mortgage Bonds" briefly outlines some of the provisions of the Mortgage.  Please review the Mortgage that we filed with the SEC for a full statement of those provisions.  See "Where You Can Find More Information" on how to obtain a copy of the Mortgage.  You may also review the Mortgage at the Bond Trustee's offices at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338.

Capitalized terms used and defined under this heading "Description of the First Mortgage Bonds" have the meanings given such terms as defined herein.  Capitalized terms used under this heading "Description of the First Mortgage Bonds" which are not otherwise defined in this prospectus have the meanings given those terms in the Mortgage. The summaries under this heading "Description of the First Mortgage Bonds" are not detailed.  Whenever particular provisions of the Mortgage or terms defined in the Mortgage are referred to, those statements are qualified by reference to the Mortgage.  References to article and section numbers under this heading "Description of the First Mortgage Bonds," unless otherwise indicated, are references to article and section numbers of the Mortgage.

Provisions of a Particular Series

The New Bonds of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.  Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Bonds, for issuances of additional New Bonds of that series.  Each prospectus supplement which accompanies this prospectus will set forth the following information to describe the series of New Bonds related to that prospectus supplement, unless the information is the same as the information included in this section:

•	the title of the series of New Bonds;

•	the aggregate principal amount and any limit upon the aggregate principal amount of the series of New Bonds;

•	the date or dates on which the principal of the series of New Bonds will be payable, and any right that we have to change the date on which principal is payable;

•	the rate or rates at which the series of New Bonds will bear interest, if any (or the method of calculating the rate);

•	the date or dates from which the interest will accrue;

•	the dates on which the interest will be payable ("Interest Payment Dates");

•	the record dates for the interest payable on the Interest Payment Dates;

•	any option on our part to redeem the series of New Bonds and redemption terms and conditions;

•
any obligation on our part to redeem or purchase the series of New Bonds in accordance with any sinking fund or analogous provisions or at the option of the holder and the relevant terms and conditions for that redemption or purchase;

•	the denominations of the series of New Bonds;

•
if the amount of the principal of or premium (if any) or interest on the series of New Bonds is determined with reference to an index or other facts or events ascertainable outside of the Mortgage, the manner in which such amount may be determined;

•	any variation to the definition of "Business Day" as defined in the Mortgage;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

•	whether the series of New Bonds is subject to a book-entry system of transfers and payments; and

•	any other particular terms of the series of New Bonds and of its offering. (Section 201)

Payment of New Bonds; Transfers; Exchanges

We will pay any interest which is due on each New Bond to the person in whose name that New Bond is registered as of the close of business on the record date relating to the Interest Payment Date. (Section 207)  However, we will pay interest which is payable when the New Bonds mature (whether the New Bonds mature on their stated date of maturity, the date the New Bonds are redeemed or otherwise) to the person to whom the relevant principal payment on the New Bonds is to be paid.

We will pay principal of, and any premium and interest on, the New Bonds at our office or agency in Atlanta, Georgia (currently, the Bond Trustee). The applicable prospectus supplement for any series of New Bonds will specify any other place of payment and any other paying agent.  We may change the place at which the New Bonds will be payable, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 702)

Except as provided in a prospectus supplement, if principal of or premium (if any) or interest on the New Bonds is payable on a day which is not a Business Day, payment thereof may be postponed to the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment.

"Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in Atlanta, Georgia are generally authorized or required by law, regulation or executive order to remain closed.

You may transfer or exchange the New Bonds for other New Bonds of the same series, in authorized denominations (which are, unless otherwise stated in the prospectus supplement, denominations of $1,000 and any integral multiple thereof), and of like tenor and aggregate principal amount, at our office or agency in Atlanta, Georgia (currently, the Bond Trustee).  At our discretion, we may change the place for registration and transfer of the New Bonds, and we may appoint one or more additional security registrars (including us) and remove any security registrar.  The prospectus supplement will identify any additional place for registration of transfer and any additional security registrar.  You are not responsible for paying a service charge for any transfer or exchange of the New Bonds, but you may have to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the New Bonds.  (Sections 202 and 205)

For additional information with respect to the rights of the owners of beneficial interests in New Bonds subject to a book-entry system of transfers and payments, see "Book-Entry System."

Redemption

The New Bonds are subject to redemption, as set forth in the relevant prospectus supplement, only upon notice by mail (unless waived) not less than 30 days (or such other period set forth in the relevant prospectus supplement) prior to the redemption date.  If less than all the New Bonds of a series are to be redeemed, the particular New Bonds to be redeemed will be selected by the method as shall be provided for any particular series, or in the absence of any such provision, by any method as the security registrar deems fair and appropriate. (Sections 109, 903 and 904)

We may, in any notice of redemption, make any redemption conditional upon receipt by the Bond Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price.  If the Bond Trustee has not received that money, we will not be required to redeem those New Bonds and we will then give notice to that effect. (Section 904)

Security

General

The New Bonds will be equally and ratably secured with all other Bonds issued under the Mortgage.  The Bonds are secured by the lien of the Mortgage on substantially all of our properties used in the generation, purchase, transmission, distribution and sale of electricity and any other property which we may elect to subject to the lien of the Mortgage.

If we merge or are consolidated with another corporation and certain conditions set forth in the Mortgage are satisfied, the existing mortgage or deed of trust or similar indenture entered into by such corporation may be designated as a "Class A Mortgage" and bonds issued thereunder would be "Class A Bonds" for purpose of the Mortgage.  In that event, the Bonds will be secured, additionally, by such Class A Bonds as may be issued under the Class A Mortgage and deposited with the Bond Trustee and by the lien of the Mortgage, which lien would be junior to the lien of Class A Mortgage with respect to the property subject to such Class A  Mortgage.  (Section 1206) Presently, we have no Class A Bonds outstanding.

Lien of the Mortgage

The lien of the Mortgage is subject to the prior first mortgage lien of a Class A Mortgage, if any, liens on after-acquired property existing at the time of acquisition and various permitted liens, including:

•	tax liens, mechanics', materialmen's and similar liens and certain employees' liens, in each case, which are not delinquent and which are being contested,

•
certain judgment liens and easements, reservations and rights of others (including governmental entities) in, and defects of title to, the property subject to the lien of the Mortgage which do not materially impair its use by us,

•	certain leases, and

•	certain other liens (including but not limited to liens which are immaterial to our operations) and encumbrances. (Granting Clauses and Section 101)

The following, among other things, are excepted from the lien of the Mortgage:

•	cash and securities not held under the Mortgage,

•	contracts, leases and other agreements, bills, notes and other instruments, receivables, claims, certain intellectual property rights and other general intangibles,

•	automotive and similar vehicles, movable equipment, and railroad, marine and flight equipment,

•	all goods, stock in trade, wares and merchandise held for sale in the ordinary course of business,

•	fuel (including nuclear fuel assemblies), materials, supplies and other personal property consumable in the operation of our business,

•	portable equipment,

•	furniture and furnishings,

•	computers, machinery and equipment used exclusively for corporate administrative or clerical purposes,

•	electric energy, gas, steam, water and other products generated, produced or purchased,

•	substances mined, extracted or otherwise separated from the land and all rights thereto, leasehold interests, and

•	with certain exceptions, all property which is located outside of the State of South Carolina or Columbia County, Georgia. (Granting Clauses)

The Mortgage contains provisions subjecting (with certain exceptions and limitations and subject to the prior lien of a Class A Mortgage, if any, and the provisions of the U.S. Bankruptcy Code) after-acquired electric utility property to the lien of the Mortgage.  (Granting Clauses)  Notwithstanding the foregoing, it may be necessary to comply with applicable recording requirements to perfect such lien on after-acquired electric utility property.

The Mortgage provides that the Bond Trustee has a lien upon the property subject to the lien of the Mortgage, for the payment of its compensation and expenses.  This Bond Trustee's lien is prior to the lien on behalf of the holders of the Bonds.  (Section 1607)

Issuance of Bonds

The maximum principal amount of Bonds which we may issue under the Mortgage is unlimited. (Section 201)  We may issue Bonds of any series from time to time on the basis of, and in an aggregate principal amount not exceeding the sum of:

•	the aggregate principal amount of Class A Bonds issued and delivered to the Bond Trustee and designated by us as the basis for such issuance,

•
70% of the amount of Unfunded Net Property Additions (generally defined as Property Additions (net of retirements) which have not been made or deemed to have been made the basis of the authentication and delivery of Bonds or used for other purposes under the Mortgage),

•	the aggregate principal amount of retired Bonds, and

•	cash deposited with the Bond Trustee. (Sections 101, 104 and 302 and Articles Four, Five and Six)

Property Additions are generally defined to include any Property subject to the lien of the Mortgage (the "Mortgaged Property") which we may elect to designate as such, except (with certain exceptions) goodwill, going concern value rights, intangible property or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account.  (Sections 101 and 104)

Based upon Property Additions certified to the Bond Trustee as of June 30, 2006 (the last date of certification of Property Additions under the Mortgage), we have Unfunded Net Property Additions of approximately $2.3 billion, sufficient to permit the issuance of approximately $1.61 billion of additional Bonds on the basis thereof.  As of August 1, 2007, no retirement credits have been certified as available to support the issuance of Bonds under the Mortgage.

With certain exceptions in the case of Bonds issued on the basis of Class A Bonds and retired Bonds as described above, we can issue Bonds only if our Adjusted Net Earnings for 12 consecutive months within the preceding 18 months is at least twice the Annual Interest Requirements on:

•	all Bonds at the time outstanding,

•	the Bonds then applied for, and

•	all outstanding Class A Bonds, if any, other than Class A Bonds held by the Bond Trustee under the Mortgage. (Sections 103, 301, 302 and 501)

Release of Property

We may obtain the release of property from the lien of the Mortgage either upon the basis of an equal amount of Unfunded Net Property Additions or upon the basis of the deposit of cash or a credit for retired Bonds.  We may also obtain the release of property upon the basis of the release of the property from the lien of a Class A Mortgage, if any. (Article Ten)

Withdrawal of Cash

We may withdraw cash deposited as the basis for the issuance of Bonds and cash representing certain payments in respect of Class A Bonds, if any, designated as the basis for the issuance of Bonds or the withdrawal of cash ("Designated Class A Bonds") upon the basis of (1) Unfunded Net Property Additions in an amount equal to ten-sevenths of such cash, (2) an equal amount of retired Bonds or (3) an equal amount of Class A Bonds which are not Designated Class A Bonds.  (Sections 601 and 1202)  In addition, we may withdraw cash upon the basis of (a) an equal amount of Unfunded Net Property Additions, or (b) ten-sevenths of the amount of retired Bonds, or may apply such cash to (y) the purchase of Bonds (at prices not exceeding ten-sevenths of the principal amount thereof) or (z) the redemption or payment at stated maturity of Bonds.  (Sections 601 and 1005)

Modification of Mortgage

We may, without the consent of any holders of outstanding Bonds, enter into supplemental indentures for, including but not limited to, the following purposes:

•	to add to our covenants for the benefit of the holders or to surrender a right or power conferred upon us in the Mortgage,

•	to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property,

•	to establish the form or terms of any series of Bonds,

•	to make any other changes to or eliminate provision of the Mortgage required or contemplated by the Trust Indenture Act, or

•	to make certain other modifications, generally of a ministerial or immaterial nature. (Section 1701)

We may amend the Mortgage for other purposes only with the consent of the holders of a majority in principal amount of the Bonds then outstanding, considered as one class, unless such amendment directly affects the rights of the holders of Bonds of one or more, but less than all, series, in which case only the consent of the holders of a majority in principal amount of the affected series of the Bonds then outstanding, considered as one class, need be obtained.  However, without the consent of the holder of each affected outstanding Bond, we may not amend the Mortgage for the following purposes:

•
to change the stated maturity of the principal of, or any installment of principal of or interest on, any Bond or to reduce the principal amount, the interest rate of, any other amount payable in respect of or any premium payable on the redemption of any Bond;

•	to reduce the principal amount of any Bond which is a Discount Security (as defined in the Mortgage) that would be due upon a declaration of acceleration of that Bond's maturity;

•	to change the currency of any payment of principal of or any premium or interest on any Bond;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any Bond after the stated maturity or redemption date of that Bond;

•
to permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgage Property or terminate the lien of the Mortgage on all or substantially all of the Mortgaged Property, or otherwise deprive such holder of the benefit of the security of the lien of the Mortgage;

•
reduce the percentage in principal amount of outstanding Bonds of any series for which the consent of the holders is required to modify or amend the Mortgage or to waive compliance with certain provisions of the Indenture, or reduce certain quorum or voting requirements of the Mortgage; or

•	to modify the foregoing requirements or reduce the percentage of outstanding Bonds necessary to modify other provisions of the Mortgage or waive any past default thereunder. (Section 1702)

Events of Default

Each of the following events is an Event of Default under the Mortgage:

•	We fail to make payments of principal or premium within three business days, or interest within 60 days, after the due date,

•	We fail to perform or breach any other covenant or warranty for a period of 90 days after notice,

•	We file for bankruptcy or certain other events involving insolvency, receivership or bankruptcy occur, or

•	We default under any Class A Mortgage. (Section 1101)

If an Event of Default occurs and is continuing, either the Bond Trustee or the Holders of 25% in principal amount of the Outstanding Bonds may declare the principal amount of all of the Outstanding Bonds to be immediately due and payable.  After the declaration of acceleration has been made, but before the sale of any of the Mortgaged Property and before the Bond Trustee has obtained a judgment or decree for payment of money, the Event of Default giving rise to such declaration of acceleration will be deemed to be waived, and such declaration and its consequences will be rescinded and annulled, if we (a) pay to the Bond Trustee all overdue interest, principal and any premium on any Outstanding Bonds and (b) cure any other such Event of Default.  (Sections 1102 and 1117)

The Holders of a majority in principal amount of the Outstanding Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee.  No Holder of any Bond has the right to institute any proceeding with respect to the Mortgage, or for the appointment of a receiver or for any other remedy thereunder, unless:

•	that Holder previously gave written notice of a continuing Event of Default to the Bond Trustee,

•	the Holders of a majority in principal amount of Outstanding Bonds have offered to the Bond Trustee reasonable indemnity against costs and liabilities and requested that the Bond Trustee take action,

•	the Bond Trustee declined to take action for 60 days, and

•	the Holders of a majority in principal amount of Outstanding Bonds have given no inconsistent direction during such 60-day period;

provided, however, that each Holder of a Bond has the right to enforce payment of that Bond when due. (Sections 1111, 1112 and 1116)

In addition to the rights and remedies provided in the Mortgage, the Bond Trustee may exercise any right or remedy available to the Bond Trustee in its capacity as the owner and holder of Class A Bonds, if any, which arises as a result of a default under any Class A Mortgage.  (Section 1119)

Restrictions on Payment of Dividends

The Mortgage prohibits us from declaring and paying dividends on any shares of our common stock except from either (1) the excess (the "Surplus") of our net assets over our Capital (as defined herein) or (2) if there is no Surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that no dividends may be declared if and while our Capital is significantly impaired as described in the Mortgage.  "Capital" is defined in the Mortgage to mean the part of the consideration we received for any shares of our capital stock as determined by our board of directors to be capital or, if our board has not made such a determination, the aggregate par amount of shares having a par value plus the amount of consideration for such shares without par value.  All of the outstanding shares of our common stock are held of record by SCANA. (Section 711)

Evidence of Compliance and Indemnification of Bond Trustee

The Trust Indenture Act requires that we give the Bond Trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Mortgage.  (Article Eight)

The Bond Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Mortgage at the request or direction of any Holder pursuant to the Mortgage, unless such Holder shall have offered to the Bond Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  (Section 1603)

Our Relationship with the Bond Trustee

The Bond Trustee and/or one or more of its affiliates, may be lenders under our, or our subsidiaries' or affiliates', credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries or affiliates.  The Bond Trustee will be permitted to engage in other transactions with us and/or our subsidiaries or affiliates; however, if the Bond Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

Description of the Preferred Stock

The preferences, limitations and relative rights of the Preferred Stock will be established by or as authorized by our Board of Directors and will be set forth in articles of amendment to our restated articles of incorporation.  These will be described in more detail in the applicable prospectus supplement.

Book-Entry System

If provided in the applicable pricing or prospective supplement, except under the circumstances described below, we will issue each of the Notes or New Bonds sold pursuant to this prospectus (the "Securities") as one or more global certificates (each a "Global Certificate"), each of which will represent beneficial interests in the Securities. We will deposit those Global Certificates with, or on behalf of The Depository Trust Company, New York, New York ("DTC") or another depository which we subsequently designate (the "Depository") relating to the Securities, and register them in the name of a nominee of the Depository.

So long as the Depository, or its nominee, is the registered owner of a Global Certificate, the Depository or its nominee, as the case may be, will be considered the owner of that Global Certificate. We will make payments of principal of, any premium, and interest on the Global Certificate to the Depository or its nominee, as the case may be, as the registered owner of that Global Certificate.  Except as set forth below, owners of a beneficial interest in a Global Certificate will not be entitled to have any individual Securities registered in their names, will not receive or be entitled to receive physical delivery of any Securities and will not be considered the owners of Securities.

Accordingly, to exercise any of the rights of the registered owners of the Securities, each person holding a beneficial interest in a Global Certificate must rely on the procedures of the Depository.   If that person is not a Direct Participant (as defined below), then that person must also rely on procedures of the Direct Participant through which that person holds its interest.

DTC

The following information concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter, dealer or agent take any responsibility for the accuracy of that information.

DTC will act as securities depository for the Global Certificates.  The Global Certificates will be issued initially as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee), or such other name as may be requested by an authorized representative of DTC.  One fully-registered certificate will be issued for each issue of the Securities, each in the aggregate principal amount of such issues, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest depository, is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between in Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC").  DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with the Direct Participants, "DTC Participants").  DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to DTC's Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records.  The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchases. However, Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of beneficial ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the Securities, unless the use of the book-entry only system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of the Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Securities.  DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents.  For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC.  If less than all of an issue of Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Securities to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to the trustee for the related issue of Securities (the "Agent"), as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and redemption premium, if any, on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Agent, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of DTC Participant and not of DTC (nor its nominee), the Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, premium, if any, and interest or distributions and dividend payments (as applicable) to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Agent, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Securities by giving reasonable notice to us or the Agent.  We also may decide to discontinue use of the book-entry only system through DTC (or a successor depository).  In either situation, if a successor securities depository is not obtained, Securities in certificated form will be printed and delivered to each Beneficial Owner in accordance with the applicable rules and procedures of DTC on file with or as approved by the SEC.

Plan of Distribution

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The pricing supplement (in the case of Notes) or prospectus supplement (in the case of Common Stock, New Bonds or Preferred Stock) relating to the securities being offered will set forth the terms of the offering and, in the case of a prospectus supplement relating to an offering of Common Stock, New Bonds or Preferred Stock, the method of distribution, and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts, sales commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any commissions payable to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the applicable pricing or prospectus supplement are deemed to be underwriters in connection with the securities offered in the applicable pricing or prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable pricing or prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of Common Stock, will be named in a pricing or prospectus supplement relating to such securities. At the market offerings of Common Stock may be made by agents.  Commissions payable by us to agents will be set forth in a pricing or prospectus supplement relating to the securities being offered. Unless otherwise indicated in a pricing or prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable pricing or prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Experts

The financial statements, financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting, all incorporated  in this prospectus by reference from SCANA's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are also incorporated by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph in the Form 10-K for the year ended December 31, 2006, referring to the adoption of Statement of Financial Accounting Standards No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans," effective December 31, 2006, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and related financial statement schedule incorporated  in this prospectus by reference from SCE&G's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is also incorporated by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph in the Form 10-K for the year ended December 31, 2006, referring to the adoption of Statement of Financial Accounting Standards No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans," effective December 31, 2006), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Validity of the Securities

McNair Law Firm, P.A., of Columbia, South Carolina, and Francis P. Mood, Jr., Esq., our Senior Vice President and General Counsel, will pass upon the validity of the securities for us.  Troutman Sanders LLP, of Richmond, Virginia, may pass upon certain legal matters in connection with the securities for any underwriters, dealers or agents and, in passing upon such legal matters, Troutman Sanders LLP is entitled to rely as to all matters of South Carolina law upon the opinion of Francis P. Mood, Jr., Esq. From time to time, Troutman Sanders LLP renders legal services to us and certain of our subsidiaries.

At July 31, 2007, Francis P. Mood, Jr., Esq., owned beneficially 961 shares of SCANA's common stock, including shares acquired by the trustee under SCANA's Stock Purchase-Savings Program by use of contributions made by Mr. Mood and earnings thereon and including shares purchased by the trustee by use of SCANA contributions and earnings thereon.

SCANA CORPORATION

Medium-Term Notes

Common Stock

SOUTH CAROLINA ELECTRIC & GAS COMPANY

First Mortgage Bonds

Preferred Stock

Prospectus

August 7, 2007

PART II
INFORMATION NOT REQUIRED
IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities and Exchange Commission filing fee	$ *
Printing and Delivery Expense	**
Blue Sky and Legal fees	**
Rating Agency fees	**
Trustee fees	**
Accounting services	**
Listing fees	**
Transfer Agent fees	**
Miscellaneous	**
Total	**

*  To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**  Estimated expenses not presently known.  To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

The South Carolina Business Corporation Act of 1988 permits indemnification of the registrants’ directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.  Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, each of the registrants carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.  SCANA’s Restated Articles of Incorporation provide that no director of SCANA shall be liable to SCANA or its shareholders for monetary damages for breach of his or her fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to SCANA or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits

Exhibits required to be filed with this registration statement are listed in the following Exhibit Index.  Certain of such exhibits which have heretofore been filed with the SEC and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 17. Undertakings

(a)           Each of the undersigned registrants hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the applicable registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the applicable undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the applicable undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the applicable undersigned registrant or used or referred to by such undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the applicable undersigned registrant or their securities provided by or on behalf of such undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the applicable undersigned registrant to the purchaser.

(b)           The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCANA Corporation, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on August 7, 2007.

(REGISTRANT)	SCANA Corporation

(Name & Title):	By: /s/W. B. Timmerman
W. B. Timmerman, Chairman of the Board, Chief Executive Officer,
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:

By:	/s/W. B. Timmerman
(Name & Title):	W. B. Timmerman, Chairman of the Board, Chief Executive Officer,
President and Director
Date:	August 7, 2007

(ii) Principal financial officer:

By:	/s/J. A. Addison
(Name & Title):	J. A. Addison, Senior Vice President-Finance and Chief Financial Officer
Date:	August 7, 2007

(iii)	Principal accounting officer:

By:	/s/J. E. Swan, IV
(Name & Title):	J. E. Swan, IV, Controller
Date:	August 7, 2007

(iv) Other Directors:

*B. L. Amick; J. A. Bennett; S. A. Decker; D. M. Hagood; W. H. Hipp; L. M. Miller; M. K. Sloan; H. C. Stowe  and G. S. York

* Signed on behalf of each of these persons by F. P. Mood, Esq., Attorney-in-Fact:

Date:	August 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, South Carolina Electric & Gas Company, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on August 7, 2007.

(REGISTRANT)	South Carolina Electric & Gas Company

(Name & Title):	By: /s/K. B. Marsh
K. B. Marsh, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:

By:	/s/W. B. Timmerman
(Name & Title):	W. B. Timmerman, Chairman of the Board, Chief Executive Officer
and Director
Date:	August 7, 2007

(ii) Principal financial officer:

By:	/s/J. A. Addison
(Name & Title):	J. A. Addison, Senior Vice President-Finance and Chief Financial Officer
Date:	August 7, 2007

(iii) Principal accounting officer:

By:	/s/J. E. Swan, IV
(Name & Title):	J. E. Swan, IV, Controller
Date:	August 7, 2007

(iv) Other Directors:

*B. L. Amick; J. A. Bennett; S. A. Decker; D. M. Hagood; W. H. Hipp; L. M. Miller; M. K. Sloan; H. C. Stowe  and G. S. York

* Signed on behalf of each of these persons by F. P. Mood, Jr., Attorney-in-Fact:

Date:	August 7, 2007

EXHIBIT INDEX

Exhibit	Applicable to Form S-3 of
No.	SCANA	SCE&G	Description

1.01	X		Form of Selling Agency Agreement relating to Medium Term Notes (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.02	X		Form of Underwriting Agreement relating to Common Stock (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.03		X	Form of Underwriting Agreement relating to First Mortgage Bonds (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.04		X	Form of Underwriting Agreement relating to Preferred Stock (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
2.01	X
Agreement and Plan of Merger, dated as of February 16, 1999 as amended and restated as of May 10, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation ("SCANA"), New Sub I, Inc. and New Sub II, Inc. (Filed as Exhibit 2.1 to SCANA Form S-4 on May 11, 1999)

3.01	X		Restated Articles of Incorporation of SCANA, as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)
3.02	X		Articles of Amendment adopted on April 27, 1995 (Filed as Exhibit 4-B to Registration Statement No. 33-62421)
3.03		X	Restated Articles of Incorporation of South Carolina Electric & Gas Company ("SCE&G"), as adopted on May 3, 2001 (Filed as Exhibit 3.01 to Registration Statement No. 333-65460)
3.04		X	Articles of Amendment effective as of the dates indicated below and filed as exhibits to the Registration Statements set forth below and are incorporated by reference herein
			May 22, 2001	Exhibit 3.02	to Registration No. 333-65460
			June 14, 2001	Exhibit 3.04	to Registration No. 333-65460
			August 30, 2001	Exhibit 3.05	to Registration No. 333-101449
			March 13, 2002	Exhibit 3.06	to Registration No. 333-101449
			May 9, 2002	Exhibit 3.07	to Registration No. 333-101449
			June 4, 2002	Exhibit 3.08	to Registration No. 333-101449
			August 12, 2002	Exhibit 3.09	to Registration No. 333-101449
			March 13, 2003	Exhibit 3.03	to Registration No. 333-108760
			May 22, 2003	Exhibit 3.04	to Registration No. 333-108760
			June 18, 2003	Exhibit 3.05	to Registration No. 333-108760
			August 7, 2003	Exhibit 3.06	to Registration No. 333-108760
3.05		X	Articles of Amendment dated February 26, 2004 (Filed herewith)
3.06		X	Articles of Amendment dated May 18, 2004 (Filed herewith)
3.07		X	Articles of Amendment dated June 18, 2004 (Filed herewith)
3.08		X	Articles of Amendment dated August 12, 2004 (Filed herewith)
3.09		X	Articles of Amendment dated March 9, 2005 (Filed herewith)
3.10		X	Articles of Amendment dated May 16, 2005 (Filed herewith)

Exhibit	Applicable to Form S-3 of
No.	SCANA	SCE&G	Description

3.11		X	Articles of Amendment dated June 15, 2005 (Filed herewith)
3.12		X	Articles of Amendment dated August 16, 2005 (Filed herewith)
3.13		X	Articles of Amendment dated March 14, 2006 (Filed herewith)
3.14		X	Articles of Amendment dated May 11, 2006 (Filed herewith)
3.15		X	Articles of Amendment dated June 28, 2006 (Filed herewith)
3.16		X	Articles of Amendment dated August 16, 2006 (Filed herewith)
3.17		X	Articles of Amendment dated March 13, 2007 (Filed herewith)
3.18		X	Articles of Amendment dated May 22, 2007 (Filed herewith)
3.19		X	Articles of Amendment dated June 22, 2007 (Filed herewith)
3.20		X	Articles of Correction filed on June 1, 2001 correcting May 22, 2001 Articles of Amendment (Filed as Exhibit 3.03 to Registration Statement No. 333-65460)
3.21		X	Articles of Correction filed on February 17, 2004 correcting Articles of Amendment for the dates indicated below (Filed herewith):
(a)			May 7, 2001
(b)			May 22, 2001
(c)			June 14, 2001
(d)			August 30, 2001
(e)			March 13, 2002
(f)			May 9, 2002
(g)			June 4, 2002
(h)			August 12, 2002
(i)			March 13, 2003
(j)			May 22, 2003
(k)			June 18, 2003
(l)			August 7, 2003
3.22		X	Articles of Correction dated March 17, 2006, correcting March 14, 2006 Articles of Amendment (Filed herewith)
3.23		X	Articles of Correction dated September 6, 2006, correcting August 16, 2006 Articles of Amendment (Filed herewith)
3.24	X		Bylaws of SCANA as revised and amended on December 13, 2000 (Filed as Exhibit 3.01 to Registration Statement No. 333-68266)
3.25		X	By-Laws of SCE&G as revised and amended on February 22, 2001 (Filed as Exhibit 3.05 to Registration Statement No. 333-65460)
4.01	X
Indenture, dated as of November 1, 1989 between SCANA and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), as Trustee (Filed as Exhibit 4-A to Registration Statement No. 33-32107)

4.02		X
Indenture, dated April 1, 1993, between SCE&G and The Bank of New York Trust Company, N.A. (successor to NationsBank of Georgia, National Association), as Trustee (Filed as Exhibit
4-F to Registration Statement No. 33-49421)

Exhibit	Applicable to Form S-3 of
No.	SCANA	SCE&G	Description

4.03		X	First Supplemental Indenture to Indenture referred to in Exhibit 4.05 dated as of June 1, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-49421)
4.04		X	Second Supplemental Indenture to Indenture referred to in Exhibit 4.05 dated as of June 15, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-57955)
4.05	X		Form of Medium Term Notes (Filed herewith)
5.01	X		Opinion of Francis P. Mood, Jr., Esq. Re legality of Medium Term Notes and Common Stock (Filed herewith)
5.02		X	Opinion of Francis P. Mood, Jr., Esq. Re legality of First Mortgage Bonds and Preferred Stock (Filed herewith)
8.01			Opinion Re Tax Matters (Not applicable)
12.01	X	X	Statements Re Computation of Ratios (Filed herewith)
15.01			Letter Re Unaudited Interim Financial Information (Not applicable)
23.01	X		Consent of Deloitte & Touche LLP (Filed herewith)
23.02		X	Consent of Deloitte & Touche LLP (Filed herewith)
23.03	X		Consent of Francis P. Mood, Jr., Esq. (Filed herewith as part of opinion filed as Exhibit 5.01)
23.04		X	Consent of Francis P. Mood, Jr., Esq. (Filed herewith as part of opinion filed as Exhibit 5.02)
24.01	X		Power of Attorney (Filed herewith)
24.02		X	Power of Attorney (Filed herewith)
25.01	X		Statement of eligibility of The Bank of New York Trust Company, N.A., as Trustee (Form T-1) (Filed herewith)
25.02		X	Statement of eligibility of The Bank of New York Trust Company, N.A., as Trustee (Form T-1) (Filed herewith)
26.01			Invitations for Competitive Bids (Not applicable)